Exhibit 3.103

FIELD 05/25/2007 03:11 PM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State Of Hawaii STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 FORM X-10 12/2008 [ILLEGIBLE] ARTICLES OF CONVERSION (Section 414-272, 415A-16.6, 425-193, 425E-1103, 428-902.6, Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, submitting these Articles of Conversion, certify as follows: 1. The converting (original) entity was (check one): Profit Corp. Professional Corp. Nonprofit Corp. General Partnership Limited Partnership LLC LLP (If LLP must also check General Partnership) LLLP 2. The name and state/country of incorporation/formation/organization or qualification of the converting entity was: ResortQuest Real Estate of Hawaii, Inc. Hawaii (Type/Print Entity Name) (State or Country) 3. The converted (new) entity is (check one): Profit Corp. Professional Corp. Nonprofit Corp. General Partnership Limited Partnership LLC LLP (If LLP must also check General Partnership) LLP 4. The name and state/country of incorporation/formation/organization or qualification of the converted entity is: ResortQuest Real Estate of Hawaii, LLC Hawaii (Type/Print Entity Name) (State or Country) 5. The Plan of Conversion has been approved in accordance to Section 414-271, 415A-16.5, 414D-202, 425-192, 425E-1102, 428-902.5, as applicable. 6. An executed Plan of Conversion is on file at the principal place of business of the converting entity whose address is: 2511 South Kihei Road, Suite F, Kihei, Hawaii 96753 7. A copy of the Plan of Conversion shall be furnished by the converting entity prior to the conversion or by the converted entity after the conversion on written request and without cost, to any shareholder, partner, member, or owner of the converting entity or the converted entity.

Form X-10 12/2008 8. Complete the applicable section. The Plan of Conversion was approved by the converting entity as follows: A. By vote of the shareholders of the converting domestic profit/professional corporation: Number of Shares Outstanding Class/Series Number of Shares Voting For Conversion Number of Shares Voting Against Conversion 10 Common Stock 10 0 OR B. By vote of the converting domestic limited liability company: Total Number of Authorized Votes Nmuber of Votes for Conversion Nmuber of Votes against Conversion OR C. 1The converting entity was a foreign profit corporation, a foreign limited liability company, a foreign limited partnership, a foreign limited liability limited partnership, a domestic or a foreign general partnership, or a domestic or foreign limited liability partnership. The approval of the Plan of Conversion was duly authorized and complied with the laws under which the converting entity was incorporated, formed, organized, or qualified. OR D. 1 The converting entity was a domestic limited partnership or a domestic limited liability limited partnership and that a majority of the general partners have agreed to the conversion. 9. The conversion is effective on the date and time of filing the Articles of Conversion or at a later date and time, no more than 30 days after the filing, if so stated. Check one of the following statements: Conversion is effective on the date and time of filing the Articles of Conversion. 1 Conversion is effective on at . m. , Hawaiian Standard Time, which date is not later than 30 days after the filing of the Articles of Conversion. I/we certify under the penalties of Section 414-20, 415A-25, 414D-12, 425-13, 425-172, 425E-208, and 428-1302, Hawaii Revised Statutes, as applicable, that I/we have read the above statements, I/we are authorized to sign this Articles of Conversion, and that the above statements are true and correct. Signed this 25thday of May 2007 John MConomy,Vice President [ILLEGIBLE] (Type/Print Name & Title) (Signature) (Type/Print Name & Title) (Signature) SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by an officer, partner, or other duly authorized representative of the converting entity.

Department of Commerce and Consumer Affairs CERTIFICATE OF CONVERSION I, LAWRENCE M. REIFURTH, Director of Commerce and Consumer Affairs of the State of Hawaii, do hereby certify that pursuant to the Articles of Conversion of RESORTQUEST REAL ESTATE OF HAWAII, INC., a Hawaii profit corporation, filed in this department on May 25, 2007, in accordance with the Hawaii Revised Statutes, RESORTQUEST REAL ESTATE OF HAWAII, INC. is hereby converted to RESORTQUEST REAL ESTATE OF HAWAII, LLC, a Hawaii limited liability company, and that the conversion became effective on May 25,2007 at 3:11 p.m. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Department of Commerce and Consumer Affairs, at Honolulu, State of Hawaii, this 25th day of May, 2007. Director of Commerce and Consumer Affairs

www.BusinessRegistrations.com Nonrefundable Filing Fee $50.00 STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 FORM LLC-1 1/2007 ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY (Section 428-203, Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization: I The name of the company shall be: ResortQuest Real Estate of Hawaii, LLC (The name must contain the words Limited Liability Company or the abbreviation L.L.C. or LLC) II The mailing address of the initial principal office is: 2511 South Kihei Road, Suite F, Kihei, Hawaii 96753 III The company shall have and continuously maintain in the State of Hawaii a registered initial agent who shall have a business address in this State. The agent may be an individual who resides in this State, a domestic entity or a foreign entity authorized to transact business in this State, where business office is identical with the registered office. a. The name of the company’s registered agent initial registered office in this state is: CSC Services of Hawaii, Inc. Hawaii (Name of Registered Agent) (State or Country) b. The street address of the place of business of the person in State of Hawaii to which service of process and other notice and documents being served on or sent to the entity represented by it may be delivered to is: IV The name and address of each organizer is: John Mcconomy 8955 Highway 90 W., Stc. Z03, Descin, FL 32550 CSC Services of Hawaii, Inc. Pauani Tower, 1001 Bishop St., Suite 1600, Bonolvlu, Hawaii 96813

FORM LLC-1 1/2007 V The period of duration is (check one): At-will For a specified term to expire on: (Day) (Year) (Month) VI The company is (check one): a. Manager-managed, and the names and addresses of the initial managers are listed in paragraph “e, and the number of initial members are: b. Member-managed, and the names and addresses of the initial members are listed in paragraph “e, c. List the names and addresses of the initial managers if the company is Manager-managed, or List the names and addresses of the initial members if the company is Member-managed. ResortQuest International, Inc. c/o Gaylord Entertainment co. One Gaylord Drive, Nashville, TN 37214 VII The members of the company (check one): Shall not be liable for the debts, obligations and liabilities of the company. Shall be liable for all debts, obligations and liabilities of the company. Shall be liable for specified debts, obligations and liabilities of the company as stated below, and have consented in writing to the adoption of this provision or to be bound by this provision. We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements, and that the same are true and correct Signed this 25th day of May 2007 John McConocy (Type/Print Name of Organizer) (Type/Print Name of Organizer) (Signature of Organizer) (Signature of Organizer) SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.

www.BUSINESS REGISTRATION.COM STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 STATEMENT OF CHANGE OF REGISTERED AGENT(Section 414-62,414-438.414D-72. 414D-278, 425-19. 425E-115, 428-108 Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned certify as follows. 1. Please check one: Profit Corporation (R12S/B1S)  Nonprofit Corporation (F/$10/B15  General Partnership F/$10/B33)  [Limited Liability Partnership(R12S/B1S) (F(S»U4| Limited partnership F/$10/B34  Limited Liability limited partnership F/$10/BJ4 þLimited Liability Company (F/$25/L14 2. The name and state/country of incorporation/formation or organization of the entity is’ RESORTQUEST REAL ESTATE OF HAWAII, LLC (Type/Print Entity Name) HAWAII (State or Country) 3. a. Name of its current registered agent: CSC Services of Hawaii, Inc. b. Street address of its current registered office in this State: 1001 Bishop St., Suite 1600, Pauahi Tower, Honolulu, HI 96813 4. Name of its registered agent after the change is: National Registered Agents of HI, Inc. (Type/Print Name of Agent) Delaware (State or Country, if Agent is an Entity) 5. Street address (including number, street, city, state, and zip code) of its registered office in this State after the change is: 1136 Union Mall, Suite 301, Honolulu, HI 96813 6. The address of Its registered office and the business address of its registered agent is identical. If/we certify under the penalties of Section 414-20, 414D-12, 425-13, 425-172,425E-208 and 428-1302, Hawaii Revised Statutes, as applicable, that I/we have read the above statements and that the same are true and correct Signed this 7 th day of June , 2007 Secretary of Vacation Holdings Hawaii, Inc. Sole Member and Manager (Type/Print Name & Title) (Signature of Officer) (Signature of Officer) SEE INSTRUCTIONS ON REVERSE SIDE.

WWW.BUSINESSREGISTRATIONS.COM	FORM LLC-5
12/2006

Nonrefundable Filing Fee: $25.00

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

335 Merchant Street

Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

Phone No. (808) 586-2727

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

(Section 428-204.5, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Amended and Restated Articles of Organization, certify as follows:

1.             The name of the limited liability company is:

ResortQuest Real Estate of Hawaii, LLC

2.              The Amended and Restated Articles of Organization adopted is attached.

3.             The Amended and Restated Articles of Organization was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

4.             The attached Amended and Restated Articles of Organization supersedes the original Articles of Organization and all amendments thereto.

We certify under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 1st day of September, 2007

Vacation Holdings Hawaii, Inc. — Member
Victoria J. Kincke, Secretary
(Type/Print Name & Title)	(Type/Print Name & Title)

/s/ Victoria J. Kincke
(Signature)	(Signature)

Instructions:        Amended and Restated Articles of Organization must be typewritten or printed in black ink, and must be legible. The articles must be signed and certified by at least one manager of a manager-managed company or by at least one member of a member-managed company. All signatures must be in black ink. Submit original articles together with the appropriate fee.

Line 1.            State the full name of the limited liability company.

Line 2.          Attach the Amended and Restated Articles of Organization that was adopted. Attachment must be typewritten or printed in black ink on 8-1/2 x 11 white, bond paper and printed only on one side.

Do not re-execute the attachment.

Filing Fees:       Filing fee ($25.00) is not refundable. Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check ($15 fee plus interest charge).

For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign: Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free).

Fax: (808) 586-2733                               Email Address: breg@dcca.hawaii.gov

NOTICE: THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS. PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 586-2744, TO SUBMIT YOUR REQUEST.

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STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

In the Matter of the Organization	)
)
Of	)
)
RESORTQUEST REAL ESTATE	)
OF HAWAII, LLC	)
)
)
)
)

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

In the Matter of the Organization	)
)
Of	)
)
RESORTQUEST REAL ESTATE OF	)
HAWAII, LLC	)
)
)
)
)

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

The undersigned, having formed a limited liability company (the “Company”) under the laws of the State of Hawaii, hereby adopts the following Amended and Restated Articles of Organization:

ARTICLE I

Company Name

The name of the Company is ResortQuest Real Estate of Hawaii, LLC.

ARTICLE II

Place of Business

The mailing address of the principal office is P. O. Box 1840, Kihei, Hawaii 96753.

ARTICLE III

Agent for Service of Process

The Company shall have and continuously maintain in the State of Hawaii an agent and streeet address of the agent for service of process on the company. The agent may be an

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individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.                                      The name of the Company’s agent for service of process is:

National Registered Agents of HI, Inc.                                                                                                                                  Hawaii

b.                                      The street address of the registered office in this State is 1136 Union Mall, Suite 301, Honolulu, Hawaii 96813.

ARTICLE IV

Organizer

The name and address of the sole organizer is:

John McConomy                                                                                                                                                 8955 Hwy 98 W., Ste 203, Destin FL 32550

ARTICLE V

Duration

The period of duration shall be at-will.

ARTICLE VI

Management

The Company is manager-managed, and the names and addresses of the managers are as follows:

Victoria J. Kincke	6262 Sunset Drive, Miami, FL 33143
John A. Galea	6266 Sunset Drive, Miami, FL 33143
Kelvin M. Bloom	2155 Kalakaua Avenue. 5th Floor, Honolulu, HI 96815

ARTICLE VII

Liability of Members

The members of the Company shall not be liable for the debts, obligations and liabilities of the Company.

ARTICLE VIII

Number of Initial Members

The Company has one (1) initial member.

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FILED 02/08/2008 10:23 AM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40. Honolulu. Hawaii 96810 Phone No. (808)586-2727 FORM T-1 1/2007 APPLICATION FOR REGISTRATION OF TRADE NAME (Chapter 482, Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBL Y IN BLACK INK 1.  Applicant’s Name: RESORTQUEST REAL ESTATE OF HAWAII, LLC Applicant’s Address: P. O. BOX 1840 KIHEI HAWAII 96753 (Including city, state, and zip code) 2.  Registration is (check one): Sole Proprietor Corporation Partnership LLC LLP Unincorporated Association OR Other (explain): 4.  If applicant is an entity, list state or country of incorporation/formation/organization HAWAII 5.  Trade Name is: MAUI CONDO AND HOME VACATIONS 6.  Applicant is (check one) Originator of name OR Assignee (one to whom name was assigned to by another) 7.  Nature of business for which the trade name is being used: REAL ESTATE MANAGEMENT AND SALES I certify , under the penalties set forth in Section 482-3.S, Hawaii Revised Statutes, that (check one): ¨ I am the applicant OR I am under the MANAGER (Office Held) of the applicant named in the foregoing application, and that the statements made in the application are true and correct to the best of my knowledge and belief. KELVIN BLOOM (Print Name) (Signature) (Date) SEE INSTRUCTIONS ON REVERSE SIDE. Application must be certified by the applicant if an individual. For corporations, application must be signed by an authorized officer of the corporation. General or limited partnerships must be signed by a general partner. For LLC, must be signed end certified by a manager of a manager-managed company or by a member of a member-managed company, LLP must be signed and certified by a partner. (DEPARTMENTAL USE ONLY) Certificate of Registration No. 4060449 CERTIFICATE OF REGISTRATION OF TRADE NAME In accordance with the provisions of Chapter 482. Hawaii Revised Statutes, this Certificate of Registration is issued to secure the aforesaid applicant the use of the said TRADE NAME throughout the State of Hawaii for the term of five years from February 8, 2008, to February 7, 2013. REGISTRATION OF A TRADE NAME WITH THE DEPARTMENT DOES NOT GRANT YOU OWNERSHIP OF THE TRADE NAME DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS STATE OF HAWAII Dated: February 8, 2008 (Director of Commerce and Consumer Affairs)

www.BusinessRegistrations.com

Nonrefundable Filing Fee. $25.00

FILED 01/23/2009 10:13 AM
Business Registration Division
DEPT. OF COMMERCE AND
CONSUMER AFFAIRS
State of Hawaii

FORM LLC-2
7/2008

01/26/20092007

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
335 Merchant Street
Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810
Phone No. (808) 586-2727

ARTICLES OF AMENDMENT TO CHANGE LIMITED LIABILITY COMPANY NAME

(Section 428-204, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of amending the Articles of Organization, do hereby certify as follows:

1. The present name of the limited liability company is:
   ResortQuest Real Estate of Hawaii, LLC

2. The name of the limited liability company is changed to:
   Maui Condo and Home , LLC

3. The amendment was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

01/26/20092007

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements, we are authorized to make this change, and that the statements are true and correct.

Signed this 20th day of January, 2009

Victoria Kincke, Manager	Kelvin Bloom, Manager
(Type/Print Name & Title)	(Type/Print Name & Title)
(Signature)	(Signature)

Instructions: Articles must be typewritten or printed in ***black ink***, and must be ***legible***. The articles must be signed and certified by at least one manager of a manager-managed company or by at least one member of a member-managed company. All signatures must be in ***black ink***. Submit original articles together with the appropriate fee.

Line 1. State the full name of the limited liability company prior to the change.

Line 2. State the new name of the limited liability company. The company name must contain the words *Limited Liability Company*, or the abbreviation, *L.L.C.* or *LLC*.

Filing Fees: ***Filing fee ($25.00) is not refundable.*** Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check Fee $25.00.

For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign:
Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free)
Fax: (808) 586-2733 Email Address: breg@dcca.hawaii.gov

NOTICE: THIS MATERIAL CAN BE MADE AVAILABLE FOR INDIVIDUALS WITH SPECIAL NEEDS. PLEASE CALL THE DIVISION SECRETARY, BUSINESS REGISTRATION DIVISION, DCCA, AT 586-2744, TO SUBMIT YOUR REQUEST.

ALL BUSINESS REGISTRATION FILINGS ARE OPEN TO PUBLIC INSPECTION. (SECTION 92F-11, HRS)

I HEREBY CERTIFY that this is a true and correct copy of the official record(s) of the Business Registration Division.

DIRECTOR OF COMMERCE AND CONSUMER AFFAIRS
June 7, 2012

Validate online at http://hbe.ehawaii.gov/documents
Document ID: 1KA-35M-7TD-9KY-12237604